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                                                                    Exhibit 10.2
                                 THE PERFORMANCE
                         INCENTIVE COMPENSATION PROGRAM
                          (AMENDED AND RESTATED - 2000)

         The following is the text of the Performance Incentive Compensation Program (the "Program"):

         SECTION 1. PURPOSE. The purpose of this Program is to provide The Liberty Corporation (the "Company") and its subsidiaries with an effective means of attracting, retaining and motivating officers, other key employees and directors (whether or not they are employees) and to encourage and enable them to acquire common stock of the Company ("Common Stock"), thereby increasing their proprietary interest in the Company's success. Subject to the limitations set forth below, the Program provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, performance units, restricted share awards, unrestricted share awards, phantom stock units, and all or any combination of the foregoing ("Awards"), to eligible employees.

         SECTION 2. ADMINISTRATION. The Compensation Committee of the Board of Directors or such other committee of the Board as the Board may subsequently designate (hereinafter referred to as the "Committee") shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Program as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Program. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of the members shall be fully as effective as if it has been made by a majority vote at a meeting duly called and held. All decisions made by the Committee pursuant to the provisions of the Program or resolutions of the Board shall be conclusive and binding on all persons, including the Company, its shareholders and employees, and participants in the Program.

         SECTION 3. SHARES SUBJECT TO THE PROGRAM.

                  (A) Shares of Common Stock are the only shares that may be delivered under the Program. The shares of Common Stock to be delivered under the Program shall be made available from the authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

                  (B) Subject, in each case, to adjustments made pursuant to the provisions of Sections 3(C) and 3(D):

                           (i) The aggregate number of shares that may be
                  subject to Awards under the Program from its initial inception in 1983 shall not exceed 5,000,000 shares.

                           (ii) Effective May 6, 1997, with respect to stock
                  options granted on or after that date (and any stock options granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the number of shares of Common Stock with respect to which such stock options may be granted to any one participant within any calendar year shall not exceed 400,000 shares.

                           (iii) Effective May 6, 1997, with respect to Awards
                  granted on or after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the number of shares of Common Stock with respect to which any such Awards that are measured based on a number of actual or phantom shares (except for stock options governed by paragraph (ii) above) may be granted to any one participant within any calendar year shall not exceed 100,000 shares.

                           (iv) Effective May 6, 1997, with respect to Awards
                  granted on or after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the maximum amount of compensation that can be paid to any one participant during any calendar year on account of any such Awards that are not measured based on a number of actual or phantom shares of Common Stock shall not exceed $2,000,000.

                           (v) Effective May 6, 1997, with respect to Awards
                  granted on and after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), under all such Awards (other than stock options) granted under the Program, in any one calendar year: (x) no one participant may be paid cash in excess of $5,000,000 and (y) no one participant may receive more than 1,000,000 shares of Common Stock. For purposes of this paragraph, the amount paid or received in any calendar year under an Award described in this paragraph shall be deemed to be the value or number of shares earned under such Award based on the attainment of performance objectives, if any, and based on any downward adjustments, as determined by the Committee, as of the date of the determination. Except in the case of any

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                  prior Awards granted subject to approval by the shareholders of amendments to the Program at their May 6, 1997 annual meeting, amounts paid pursuant to Awards granted under the Program prior to May 6, 1997, shall not be counted toward and shall not be subject to the limits contained in this paragraph
                  (v).

                  (C) The following rules shall apply in determining the amount of shares or cash that has been used for purposes of the limits in
         Section 3(B)(i), (ii), (iii), (iv) and (v):

                           (i) Any shares affected by the expiration or
                  termination (without exercise) of any option (or portion thereof) prior to May 6, 1997 or by the forfeiture of all or any portion of an Award of restricted shares or phantom stock units prior to May 6, 1997, shall be restored to the total shares available for use under the Program for Awards to the same participant or other participants.

                           (ii) Effective May 6, 1997, if: (a) any shares of
                  Common Stock subject to an Award are forfeited or cancelled; or (b) if any Award otherwise relating to shares of Common Stock terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or is settled in cash in lieu of Common Stock; or (c) if any shares of Common Stock subject to an Award, or any Awards otherwise relating to shares of Common Stock, are, with the Committee's permission, exchanged for or otherwise surrendered and cancelled in connection with the grant of other Awards, the shares of Common Stock so affected (directly or as a measurement of the Award, to the extent so affected) shall be restored to the total shares available for use under the Program for Awards generally, but shall be counted against the limitations contained in Section 3(B)(ii), (iii) and (v) with respect to the participant involved. Although shares subject to or relating to an Award exchanged for or otherwise surrendered and cancelled in connection with the grant of a new Award shall be restored to the total shares available for use under the Program, the shares subject to or relating to the resulting new Award shall be counted for all purposes under the Program. The maximum number of shares available for issuance under the Program shall not be reduced to reflect any distributions that may be reinvested in additional shares of Common Stock.

                  (D) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, stock split or any other change in corporate structure or other distribution of stock or property (except for ordinary cash dividends) affecting the Company's Common Stock, such adjustments shall be made in the aggregate number of shares subject to the Program, the maximum number of shares which may be acquired by, or subject to an Award granted or paid to, any participant under the Program, the number and option price of shares subject to then outstanding options granted under the Program, the number of restricted shares then subject to restrictions under the Program and the number of shares used to determine the value of then outstanding phantom stock units as may be determined to be appropriate by the Committee. In no event shall any "Qualifying Award" (as described in Section 10) that is then held by a "Covered Employee" as defined in Section 162(m) of the Code be adjusted pursuant to Section 3(D) to the extent it would cause such Award to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

         SECTION 4. ELIGIBILITY FOR PARTICIPATION. The individuals eligible to participate in the Program shall consist of officers, other key employees and directors of the Company and its subsidiaries, whether or not such directors are also employees of the Company or its subsidiaries, as determined by the Committee. Subject to the limitations of the Program, the Committee shall, after consultation with and consideration of the recommendations of management, select the officers, employees and directors to so participate and determine whether an officer, employee or director is to receive Awards hereunder; provided, however, that no incentive stock option may be granted to any director who is not an employee of the Company (or any of its subsidiaries). The Committee, in its discretion, may impose any conditions that it deems desirable on the grant of any new Award, including without limitation a condition requiring the applicable participant to surrender for cancellation an outstanding Award in order to obtain a new Award that the Committee desires to grant in substitution of any such outstanding Award.

         SECTION 5. STOCK OPTIONS.

                  (A) Stock options shall be granted to participants by the Committee from time to time at its discretion. Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the participant. Incentive stock options and nonstatutory stock options shall be evidenced by separate and distinct option agreements.

                  (B) A participant shall not be granted any incentive stock option if the receipt of that option would result in the participant owning incentive stock options (under the Program and any other plan maintained by the Company or any subsidiary) that become exercisable for the first time in any one calendar year into stock of the Company or any of its subsidiaries with a fair market value in excess of $100,000. For purposes of the preceding sentence, the fair market value of the stock of the Company or any of its subsidiaries will be determined by the Committee as of the grant of the incentive stock options without regard to any restriction other than a restriction which by its terms will never lapse.

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                  (C) The price at which shares may be purchased upon exercise of a particular option shall be not less than 100% of the fair market value of such shares on the date such option is granted, as determined by the Committee without regard to any restriction other than a restriction which by its terms will never lapse. In the case of an individual who, at the time an option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any of its subsidiaries) (a "10% Shareholder"), the exercise price of any incentive stock option shall be not less than 110% of the fair market value of the shares subject to the option on the date such option is granted, as determined by the Committee without regard to any restriction other than a restriction which by its terms will never lapse.

                  (D) Options may be granted for any period of time as established by the Committee, except that:

                           (i) The term of any incentive stock option shall not
                  be longer than ten years (or five years if granted to a 10% Shareholder) from the date the option is granted.

                           (ii) No option granted prior to 1997 may be exercised
                  before the expiration of a one year period of continued employment by the optionee with the Company or a subsidiary thereof commencing on the date the option is granted, except as provided in Section 5(E)(iv) below or except as provided in any amendment to the applicable option agreement approved and authorized through specific action by the Committee in a manner consistent with terms permitted hereunder for options granted after 1996.

                  (E) Subject to the limitations in this Section 5 and the terms and conditions of the option agreement, each option shall be exercisable at such time or times and in such amount or amounts as the Committee may prescribe and specify in the applicable option agreement.

                           (i) No incentive stock option granted after 1996
                  under this Program may be exercised more than three months (or one year in the case of a disabled employee or a deceased employee who died within three months of terminating employment or during a disability that terminated employment) after the participant holding such option ceased being an employee of the Company or a subsidiary thereof, unless: (x) a longer period applies under Section 5(E)(iv) below for the beneficiary or legal representative of a deceased employee whose death terminated employment, or (y) the Company and such participant (or a deceased participant's beneficiary or legal representative) mutually agree in writing that such option will be amended to treat it as a nonstatutory stock option.

                           (ii) Unless the option agreement specifies a longer
                  or shorter time for exercise, a nonstatutory stock option granted after 1996 must be exercised no later than one year after the participant holding such option ceases to be an employee (or ceases to be a non-employee director) of the Company or a subsidiary thereof, unless a longer period applies under Section 5(E)(iv) below.

                           (iii) In the case of options granted prior to 1997
                  (both incentive stock options and nonstatutory stock options), unless the option agreement is amended by specific action by the Committee (with the consent of the holder if required) in a manner consistent with terms permitted hereunder for options granted after 1996, each such option may be exercised only during the continuance of the optionee's employment with the Company or one of its subsidiaries, except as provided in
                  Section 5(E)(iv) below.

                           (iv) Except as otherwise provided in Section 5(E)(i)
                  with respect to the disability or retirement of the holder of incentive stock options granted after 1996, in the event of termination of employment (or service as a non-employee director) by an optionee by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), any options then exercisable by such optionee shall remain exercisable by the optionee or, if applicable, a beneficiary or legal representative, for three years from the date of such termination of employment (or service as a non-employee director) or until the expiration of the option, whichever occurs first.

                   (F) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such laws and regulations as may be deemed by the Committee to be applicable thereto and until payment in full of the option price therefor is received by the Company. Payment of the purchase price shall be made in cash, cash equivalent or, at the discretion of the Committee, in Common Stock of the Company valued at its fair market value on the date of exercise or, at the discretion of the Committee, in a combination of the foregoing.

                  (G) An option granted under the Program may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom granted, may be exercised only by such participant or his or her personal representative.

         SECTION 6. PERFORMANCE UNITS.

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                  (A) Performance units may be awarded by the Committee to
         participants from time to time at its discretion. Such units shall have defined terms and conditions as to their value and the basis on which such values will be determined.

                  (B) Performance units may be awarded in lieu of, or in combination with, any other Awards, as the Committee may determine. Performance standards shall be established by the Committee each time performance units are granted and, except as provided in Section 6(D) below, these standards must be met during the continuance of the participant's employment with (or service as a non-employee director of) the Company or one of its subsidiaries and prior to the making of any payment with respect to such units.

                  (C) Performance units shall be assigned a value by the Committee upon the award of such units.

                  (D) The value of performance units as established pursuant to
         Section 6(C) above shall be paid in cash promptly after the performance standards established pursuant to Section 6(B) above shall have been met and, for Qualifying Awards, the Committee certification required under Section 10 shall have occurred. In the event of termination of employment (or service as a non-employee director) by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), the Committee shall have complete discretion to waive all or a part of the continued employment or service requirements and performance standard requirements for payment in respect of one or more performance units that are not Qualifying Awards (as defined below).

                  (E) Performance units awarded under the Program may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom awarded, payment may be made with respect to such performance units only to the participant or such participant's personal representative.

         SECTION 7. RESTRICTED SHARES.

                  (A) Awards of restricted shares of Common Stock of the Company shall be granted to participants by the Committee from time to time in its discretion. Upon the grant of such an Award to a participant, the Committee shall notify the participant in writing of the terms of such Award, as described below. Each Award of restricted shares shall be evidenced by an agreement which shall contain such terms and conditions as may be approved by the Committee and which are consistent with the applicable provisions of the Program and shall be signed by an officer of the Company and the participant.

                  (B) No consideration will be paid by a participant pursuant to an Award of restricted shares under the Program.

                  (C) Except as provided for in Section 7(D) and Section 7(F) below, restricted shares awarded to a participant under the Program shall vest in the participant during a period commencing on the date such shares are awarded to a participant and ending on a date to be specified by the Committee, in accordance with a vesting schedule to be determined by the Committee in its discretion and specified in the Award. Subject to the immediately preceding sentence, the Committee may condition the vesting of any restricted shares awarded after November 7, 1995 on any additional terms and conditions (including performance achievement goals applicable to all or any portion of the overall vesting period) for such period or periods as shall be determined by the Committee. If the Award document relating to any Award of restricted shares granted prior to November 7, 1995 fails to contain any vesting schedule, then such shares shall vest in equal annual installments (of 20% on each anniversary of the Award date) over the five year period commencing on the date such shares are awarded.

                           (i) To the extent that the shares remain non-vested
                  under the vesting schedule and any additional vesting terms and conditions set by the Committee, such shares shall be deemed to be subject to a Restriction Period. The Restriction Period for restricted shares shall terminate when and to the extent that such shares vest in the participant in accordance with their stated vesting terms or in accordance with the accelerated vesting provided in Section 7(D), Section 7(F) or the terms of any Award implementing the provisions of Section 12 below, subject, in each case, to the need for Qualifying Awards to comply with Section 10, and except to the extent such shares have been forfeited as provided in Section 7(E) or 7(G) below.

                           (ii) Restricted shares under the Program which are
                  subject to a Restriction Period may not be assigned, transferred, pledged or otherwise encumbered or disposed of, except by forfeiture to the Company as provided in Section 7(E) or 7(G) below.

                           (iii) During the applicable Restriction Period: (x)
                  the Company shall retain possession of the certificates for restricted shares awarded under the Program, (y) the participant shall execute and deliver to the Company a stock power in blank with respect to such shares and (z) the participant shall be entitled to full dividend and voting rights in respect of such shares. After the end of the applicable Restriction Period, the restrictions imposed under the Program

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                  shall cease to apply to the shares previously subject to such
                  Restriction Period and the certificates for such shares shall be delivered to the participant.

                  (D) In the event of termination of employment (or service as a non-employee director) by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), the restrictions imposed under the Program in respect of any Awards then subject to a Restriction Period, except Qualifying Awards, shall terminate as of the date of such termination of employment (or service as a non-employee director).

                  (E) In the event of termination of employment (or service as a non-employee director) for any reason other than as provided in Section 7(D) above, a participant shall forfeit all rights in respect of any shares then subject to a Restriction Period as of the date of such termination of employment (or service as a non-employee director), absent a contrary determination by the Committee pursuant to the terms of any Award implementing the provisions of Section 12 in connection with a Change in Control Event.

                  (F) With respect to restricted share Awards granted prior to 1997, in the event of a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, the restrictions imposed under the Program in respect of any shares then subject to a Restriction Period shall terminate as of the date of such event or as of such earlier date as determined by the Committee. With respect to restricted share Awards granted after 1996, the terms of the particular Awards will govern the extent (if any) to which the restrictions on such restricted shares may terminate as a result of any transaction described in the immediately preceding sentence, and in such regard may refer to the provisions of Section 12.

                  (G) To the extent all or a portion of a restricted share Award is subject to additional vesting terms and conditions (such as performance goals) imposed by the Committee to supplement the vesting schedule established for such Award, and such additional terms and conditions are not satisfied during the applicable period established for satisfying such terms and conditions, the restricted shares subject to such additional vesting terms and conditions shall be forfeited as of the end of the period during which such vesting terms and conditions were to be satisfied. This special forfeiture provision applies only to the number of restricted shares for which a special vesting term or condition is not satisfied. To the extent a portion of the restricted shares granted initially as part of the same Award are not subject to any special vesting terms or conditions (other than the vesting schedule based on continued employment (or service as a non-employee director) over the vesting period) or are subject to special terms and conditions that have been satisfied, or may be satisfied by a later deadline, such restricted shares shall not be forfeited pursuant to this Section 7(G) unless and until the later deadline for satisfying any remaining special terms and conditions occurs without such terms and conditions being satisfied.

         SECTION 8. PHANTOM STOCK UNITS. Awards of phantom stock units ("phantom units") shall be based on a number of phantom shares of Common Stock determined by the Committee. The Company shall establish a book account ("Book Account") on its records for each participant receiving an Award of phantom stock units and shall credit to a participant's Book Account the number of phantom shares of Common Stock granted to such participant pursuant to the Award. No actual shares of Common Stock or other certificates shall be issued to a participant when a phantom unit Award is granted. Phantom unit Awards shall be evidenced by written agreements in such form as the Committee shall approve from time to time. A participant shall earn the amount credited to his or her Book Account from time to time in accordance with a schedule established by the Committee. The schedule shall provide that a participant's interest will be earned in one or more increments over a period of time determined by the Committee and may require that certain performance goals be achieved. The Committee may establish a different schedule for each phantom unit Award and each participant.

                  (A) From the time a phantom unit Award has been granted until the time it is settled or forfeited, the participant to whom the phantom units were awarded shall be entitled to receive, as additional compensation, cash payments equivalent to the amount of dividends that would be paid with respect to a number of shares of Common Stock corresponding to the number of phantom units represented by such Award.

                  (B) No Award of phantom units shall confer on the participant any voting rights unless and until such phantom unit Award is paid to the participant in the form of actual shares of Common Stock.

                  (C) Except as otherwise provided in Section 10 with respect to Qualifying Awards, if a participant ceases employment with (or service as a non-employee director of) the Company and its subsidiaries as a result of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), such participant (or his or her beneficiary) shall be entitled to such participant's full interest in any phantom unit Award (whether or not earned) on the date of such termination (to the extent not previously paid). Upon termination of employment with (or service as a non-employee director of) the Company and its subsidiaries for any other reason, a participant's interest in any unearned phantom unit Awards shall be forfeited, absent a contrary determination by the Committee pursuant to the terms of any Award implementing the provisions of

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         Section 12 in connection with a Change in Control Event.
         Notwithstanding the preceding sentence, whenever a phantom unit Award is granted in substitution for restricted shares that were subject to an Award granted prior to 1997 and that are surrendered and cancelled in connection with the grant of such phantom unit Award, the Committee may provide in such phantom unit Award that such phantom units will become fully earned under the same circumstances as the restrictions applicable to the cancelled restricted shares would have terminated pursuant to Section 7(F).

                  (D) When the Committee determines that a phantom unit Award is to be granted, the Committee shall give the participant an opportunity to elect the time(s) at which the amount credited to his or her Book Account, once earned, is to be paid in a form of payment determined under Section 8(E) below. Thereafter, the participant may make one or more superseding elections to modify an earlier election in order to further defer (but not accelerate) the time(s) of payment, provided that any superseding election must be made prior to the tax year in which the payments affected by the further deferral would have otherwise been made. All elections under this Section 8(D) shall be made subject to the provisions of Section 8(E) below and to the following:

                           (i) An election may specify that the amount credited
                  to a participant's Book Account will be paid to the participant in increments as soon as each increment becomes earned.

                           (ii) Alternatively, an election may specify that the
                  earned amounts credited to a participant's Book Account will be paid to the participant in a lump sum or in increments at a specified time or times after they become earned even though the participant has not yet retired, or in substantially equal annual installments commencing as soon as practicable following the participant's retirement from employment with (or service as a non-employee director of) the Company and its subsidiaries. At the time the participant makes an election, the participant shall designate the period over which the installment payments will be made. The Committee will have discretion to modify the form of installment payment designated by the participant, if the Committee deems such a modification to be appropriate and in the best interests of the Company. If a participant elects the deferred payment form of payment and dies after the installment payments begin, the remaining installments will be paid to the participant's beneficiary according to the schedule of installments designated by the participant.

                           (iii) The Committee may specify in a phantom unit
                  Award or by rules adopted and amended from time to time reasonable limits on the minimum amounts and the frequency of payments that shall be required for a participant to elect multiple installments and a maximum time period (no sooner than five years following termination of a participant's employment (or service as a non-employee director)) during which all earned amounts shall be paid.

                  (E) Subject to any restrictions on the form of payment that may be specified by the Committee in the terms of any phantom unit Award, the Committee shall determine whether a payment shall be made:
         (i) in whole shares of Common Stock equal to the number of whole phantom shares of Common Stock credited to the participant's Book Account, (ii) in cash, or (iii) in a combination of whole shares of Common Stock and cash, in such proportions as the Committee deems appropriate. When a payment is made in cash, the phantom shares of Common Stock then credited to the participant's Book Account shall be valued, for purposes of the payment, at the fair market value of a share of Common Stock at the time the payment is made.

                  (F) The Committee shall have the right to defer payment of a participant's phantom unit Awards, when earned, to the extent that the sum of (i) the participant's phantom unit Awards that have been earned and are scheduled to be settled plus (ii) all other "compensation" (as defined for purposes of Section 162(m) of the Code) with respect to the participant for the taxable year in which settlement of the earned phantom unit Awards would otherwise be deductible, may not be deductible by the Company by reason of Section 162(m) of the Code, as determined by the Committee in its sole discretion. A phantom unit Award deferred pursuant to this Section 8(F) shall be settled in subsequent taxable years of the Company to the extent that the sum of the participant's deferred, but earned, phantom unit Awards and all other "compensation" with respect to the participant would be deductible by the Company under Section 162(a) of the Code. This
         Section 8(F) shall apply only to the extent that the Committee determines in its sole discretion that the deferral could allow settlement of the phantom unit Awards to be deductible in a future year. The Committee's determination shall be final and binding.

         SECTION 9. UNRESTRICTED SHARES. Awards of unrestricted shares of Common Stock of the Company may be granted by the Committee from time to time in its discretion to participants in consideration of services rendered to the Company or its subsidiaries; provided that the Committee obtains adequate authorization (whether in advance or as ratification) from the Board of Directors to the extent required to comply with Sections 33-6-210(b) and 33-8-250(e)(8) of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "SCBCA"), or any successor provisions, all as in effect at the time of any such grants. Without limiting the preceding sentence, but subject to the proviso therein, Awards of unrestricted shares may be granted by the Committee from time to time to directors of the Company or its subsidiaries in lieu of or as a supplement to cash fees for services rendered as directors.

         SECTION 10. QUALIFYING AWARDS. The Committee may, in its sole discretion, grant an Award (other than unrestricted shares) to any participant with the intent that such Award as "performance-based compensation" under
Section 162(m) of the Code (a

"Qualifying Award"). Qualifying Awards may be issued as stock options or, if the settlement or vesting of the Award is conditioned upon achievement of performance goals established pursuant to Section 10(A) below, as restricted shares, phantom stock units or performance units. Unless otherwise specified in writing by the Committee, either at the time an Award is granted or at any time thereafter, all Awards issued under the Program that are either stock options or Awards as to which the settlement or vesting of the Award is conditioned upon achievement of performance goals established by the Committee in accordance with
Section 10(A) below, shall be treated as Qualifying Awards. The provisions of this Section 10, as well as other applicable provisions of the Plan not inconsistent with this Section 10, shall apply to all Qualifying Awards issued under the Program.

                  (A) For Qualifying Awards, all amounts received upon the settlement or vesting of restricted shares, phantom stock units and performance units shall be based upon the attainment of performance goals established by the Committee in accordance with Section 162(m) of the Code. Such performance goals may vary by participant and by Award. For Awards granted on or after May 6, 1997 (or granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), such performance goals shall be based on any one or more (or any combination) of the following business criteria: revenues, net income (before or after tax), earnings, earnings per share, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, profit margins, cash flow, shareholder return, expenses, sales or market share, expense management, return on investment, improvements in capital structure, budget comparisons, profitability of an identifiable business unit or product, or stock price, or shall be based on any one or more (or any combination) of the foregoing business criteria: (1) before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges or other extraordinary items or
         (2) after giving effect to an adjustment to reflect any such transaction or extraordinary item, to the extent in each such case the Committee specifies, when granting the Award, that the effect of any such transactions or extraordinary items shall be disregarded or that a particular formula or other objective method shall be used to make an appropriate adjustment to reflect any such transaction or extraordinary item.

                           (i) The foregoing business criteria and the
                  performance goals established by the Committee may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing. The performance goals also may be based on the attainment of specified levels of Company performance under one or more of the business criteria described above relative to the performance of other corporations.

                           (ii) The Committee may condition the settlement or
                  vesting of any such Award on the attainment of other conditions, such as completion of a period of service, that must be satisfied in addition to the performance goal or goals specified in the Award and that may apply during the same or a different time period than the period used for the performance goal or goals.

                  (B) The Committee shall have the discretion, by participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the performance goals set forth in the Award. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

                  (C) Prior to payment of any Qualifying Award, the Committee shall certify in writing that the performance goals and any other material terms of the Award were in fact satisfied, all in a manner consistent with the applicable regulations under Section 162(m) of the Code. Such certification shall not be required, however, for compensation that is attributable solely to an increase in the value of the Company's Common Stock.

                  (D) If a participant leaves employment with the Company and its subsidiaries as a result of death or disability, any stock options shall become fully exercisable and any restrictions with respect to any other forms of Qualifying Awards shall terminate, in each case as of the date of such termination, subject to the Committee's authority under Section 10(E) as to the timing or receipt, payment or settlement of such Qualifying Award. In the event of termination of employment for any other reason, including retirement: (i) the extent to which and the period of time during which stock options can be exercised shall be governed by Section 5, and (ii) a participant shall forfeit all rights that have not become vested or earned in respect of any other form of Qualifying Awards as of the date of such termination, subject to the Committee's authority under Section 10(E) as to the timing of receipt, payment or settlement of such Qualifying Award.

                  (E) Except in the case of a stock option (as to which the holder decides when to exercise consistent with applicable provisions in the Program and option agreement), the Committee is authorized to defer or accelerate the actual receipt, payment or settlement of any Qualifying Award to the extent it is or becomes vested or owned, and the applicable performance goals have been satisfied, at or prior to the time of termination of the holder's employment for any reason (including Awards that become vested or owned in accordance with this Section 10 and Section 5 as a result of such termination) or to the extent the Qualifying Award is or will be vested or owned, and the applicable performance goals have been satisfied, at the time of receipt, payment or settlement during employment; provided, however, that if any "payment of compensation" (other than a "transfer of property"), as such terms are used in the regulations adopted under Section 162(m), is accelerated, the amount of compensation paid shall be discounted to reasonably reflect the time value of money, except to the extent such discounting is not necessary to comply with the regulations under
         Section 162(m) of the Code when acceleration occurs as a result of termination of employment due to the death or disability of a holder of an Award.

                  SECTION 11. WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock or issue a certificate free of restrictions for vesting shares previously subject to forfeiture under the Program, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Program payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements. A participant may elect with respect to any stock option (other than an incentive stock option), restricted share award, restricted stock unit or performance unit to surrender or authorize the Company to withhold shares of Common Stock (valued at current fair market value on the date of surrender or withholding of the shares) in satisfaction of all such applicable withholding requirements (the "Stock Surrender Withholding Election"); provided, however, that:

                  (A) Any Stock Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the participant;

                  (B) If a participant is an "officer" of the Company or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor law, any Stock Surrender Withholding Election shall be subject to any additional rules established from time to time by the Committee;

                  (C) Any Stock Surrender Withholding Election must be made prior to the date on which the participant recognizes taxable income with respect to the receipt of such shares (the "Tax Date");

                  (D) When the Tax Date falls after the exercise of a stock option and the participant makes a Stock Surrender Withholding Election, the full number of shares of Common Stock subject to the stock option being exercised will be issued, but the participant will be unconditionally obligated to deliver to the Company on the Tax Date a number of shares of Common Stock having a value on the Tax Date equal to the participant's federal, state and local withholding tax requirements; and

                  (E) For purposes of this Section, the Committee shall have the discretion to provide (by general rule or a provision in a specific Award document) that, at the election of the participant (and subject to such conditions as the Committee may impose by general rule or in a provision in a specific Award document), "federal, state and local withholding tax requirements" shall be deemed to be any amount designated by the participant which exceeds the amount required by applicable law and governmental regulations to be withheld but which does not exceed the participant's total estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

         Shares subject to an Award under the Program that are surrendered or withheld under this Section 11 to satisfy a participant's federal, state and local withholding tax obligations shall not thereby become available for use again under the Program.

         SECTION 12. COMMITTEE AUTHORITY TO ACCELERATE RIGHT OF EXERCISE AND ACCELERATE VESTING IN CERTAIN CIRCUMSTANCES. The Committee may determine when granting any Award (and may specify in the Award document) or may determine at any time after granting an Award (in circumstances deemed appropriate by the Committee) that notwithstanding the fact that an outstanding stock option has not otherwise become exercisable in full in accordance with its terms and notwithstanding any conditions to the vesting or earning of a participant's rights with respect to any Award of restricted shares, phantom stock units or performance units, such Award shall become fully exercisable (in the case of stock options) or otherwise shall become fully exercisable and fully vested and earned upon a "Change in Control Event" described in this Section 12 or upon any termination of such participant's employment with (or service as a director of) the Company or its subsidiary or significant reduction in such participant's responsibilities or compensation following any such Change in Control Event. Such determinations may be different as to different Awards.

                  (A) A "Change in Control Event" shall be deemed to have occurred if:

                           (i) a tender offer or exchange offer has been made
                  (other than by the Company, any of its subsidiaries, any employee benefit plan of the Company or of any of its subsidiaries, or any person organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan) if, upon consummation thereof, the corporation, person or other entity making such offer would become an Acquiring Person (as defined below), and provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of the Company's Common Stock pursuant to such offer; or

                           (ii) any person, entity or "group," within the
                  meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, any employee benefit plan of the

                  Company or of any of its subsidiaries, or any person organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company) becomes an Acquiring Person (other than through acquisitions from the Company or in a transaction approved by the "Incumbent Board" as defined below); or

                           (iii) the individuals who constitute the Incumbent
                  Board fail for any reason to continue to constitute at least a majority of the Board of Directors. The "Incumbent Board" at any time shall mean the persons who are then members of the Board of Directors and who (a) are members of the Board of Directors as of February 4, 1997 or (b) become members of the Board of Directors thereafter upon election, or nomination for election by the Company's shareholders, by a vote of at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act.)

         For purposes hereof, "Acquiring Person" means any person or group of affiliated or associated persons that, after February 4, 1997, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided however, that such term does not include any person who beneficially owns 20% or more of either the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors: (x) as a result of the reduction in the number of shares of Common Stock outstanding due to the Company's acquisition of its Common Stock; (y) as a result of (1) a will or the laws of descent and distribution, (2) the transfer of shares to any member of the transferor's immediate family or to a trust for the benefit of a member of the transferor's immediate family (a "Transferee Trust"), (3) a divorce decree or settlement or (4) the transfer of shares held on February 4, 1997 by any trust or held at any time by a Transferee Trust to any beneficiary of such trust; or (z) as a result of any acquisition by such person of shares pursuant to any employee benefit plan of the Company or of any of its subsidiaries.

                  (B) The relevant Change in Control Event shall be deemed to occur:

                           (i) in the event of Section 12(A)(i) above, on or
                  after the date on which shares are purchased pursuant to such tender or exchange offer; or

                           (ii) in the event of Section 12(A)(ii) above, at any
                  time after the date upon which the Company is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) or other notice indicating that any person, entity or group has become an Acquiring Person or, if the Company is not subject to Section 13(d) of the Exchange Act, at any time after the date upon which the Company receives written notice that any person, entity or group has become an Acquiring Person; or

                           (iii) in the event of Section 12(A)(iii) above, on or
                  after the occurrence of such failure.

         SECTION 13. REGULATORY AND OTHER LEGAL REQUIREMENTS. All aspects of this Program shall be subject to applicable laws, rules, regulations and approvals required by governmental entities and stock exchanges. Without limiting the foregoing, the issuance of shares of the Company's Common Stock under the Program is subject to applicable provisions of the SCBCA (or any successor laws); without in any way abdicating its decision making authority in connection with the grant of any Awards hereunder (including, but not limited to, the Committee's authority to establish and administer performance goals and certify as to the attainment of any such performance goals), the Committee may obtain further parameters from the Board of Directors within which to exercise the Committee's authority or may obtain ratification of the Committee's decisions by the full Board of Directors or may do both to the extent deemed appropriate to comply with the SCBCA (including Sections 33-6-210(b) and 33-8-250(e)(8)) or any successor laws.

         SECTION 14. GRANTOR TRUSTS. The Committee may, in its discretion and in a manner consistent with Section 13, establish one or more grantor trusts (with such terms as the Committee may determine) and contribute shares of Common Stock and such other assets as may be deemed desirable for use in satisfying the Company's obligations to one or more participants under one or more Awards granted hereunder. The creation and funding of any such trust with respect to one or more Awards shall not create any obligation on the part of the Company or any rights in participants receiving other Awards to have the same or any similar trust created or funded with respect to other Awards. If any such trust is used for purposes of satisfying the Company's obligations to any participant under an Award, the Company shall be relieved of its obligation to satisfy any claim for benefits under such Award to the extent such participant receives a distribution from the trust of the shares of Common Stock or other assets due in accordance with the Award, but the Company shall remain liable for any balance due that is not received from such trust.

         SECTION 15. TERM. This Program initially became effective May 3, 1983 for ten years and was amended, with shareholder approval, in 1990 to extend its term to May 1, 2000. Subject to approval of certain amendments by the shareholders of the Company at their annual meeting to be held on May 6, 1997 or at any adjournment thereof, this Program has been further amended, effective on the date of such shareholder approval, to extend its term to May 6, 2007 unless terminated at an earlier date by the Board. No Awards shall be granted after termination of the Program, but any then outstanding Awards shall continue in effect for the remainder of their respective terms, subject to the conditions of such Awards. No incentive stock options may be granted after February 4, 2007, which is ten years after the Committee's adoption of the Program as most recently extended and restated.

         SECTION 16. AMENDMENTS AND DISCONTINUANCE. The Committee may amend, suspend, or discontinue the Program; provided, however, that the Committee may condition the effectiveness of any amendment on shareholder approval to the extent the Committee determines that shareholder approval is necessary or desirable to qualify for: certain tax deductions or other desired treatment under Section 162(m) or other Sections of the Code and related regulations of the Internal Revenue Service, all as amended from time to time; certain exemptions under Section 16 of the Securities Exchange Act of 1934 and related rules adopted by the Securities and Exchange Commission, all as amended from time to time; or any other desired exemption or treatment under any applicable law or regulation. Notwithstanding the foregoing, no such amendment shall materially and adversely affect the rights of any participant as to any Award then outstanding without the consent of such participant.